UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A Lead, South Dakota, United States 57754 (Address of principal executive offices) (Zip Code)

(605) 906-8363 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each whole warrant exercisable for one share of the Registrant’s common stock at an exercise price of $2.08 per share	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 8.01.	Other Events.

At-the-Market Offering

On November 13, 2025, Dakota Gold Corp. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with BMO Capital Markets Corp., Canaccord Genuity LLC and H.C. Wainwright & Co., LLC (collectively, the “Sales Agents”). Under the terms of the Distribution Agreement, the Company may offer and sell shares of common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $50,000,000, from time to time through any of the Sales Agents, acting as agent.

Subject to the terms and conditions of the Distribution Agreement, the Sales Agents have agreed to use their commercially reasonable efforts to sell all of the Common Stock so designated by the Company as sales agent subject to, and in accordance with, the information specified in a written notice from the Company. The Distribution Agreement provides that the commission payable to the Sales Agents for sales of the Common Stock with respect to which the Sales Agents act as sales agent shall be up to 3.0% of the gross offering proceeds for such Common Stock sold pursuant to the Distribution Agreement.

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Sales Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Each of the Sales Agents and the Company have the right, by giving written notice as specified in the Distribution Agreement, to terminate the Distribution Agreement.

The offerings will be registered under the Securities Act pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-288922), as supplemented by a prospectus supplement dated November 13, 2025, relating to the sale of the Common Stock. The Company may sell Common Stock under this program from time to time based on market conditions, although the Company is not under an obligation to sell any Common Stock.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the securities to be issued pursuant to the Distribution Agreement is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated November 13, 2025, among Dakota Gold Corp., BMO Capital Markets Corp., Canaccord Genuity LLC and H.C. Wainwright & Co., LLC

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

Date: November 13, 2025